UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2004

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

000-31161

23-2908305

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of Principal Executive Offices)   (Zip Code)

(858) 453-7200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Arena Pharmaceuticals, Inc. held its 2004 Annual Meeting of Stockholders on June 11, 2004.  Jack Lief, Dominic P. Behan, Ph.D., Donald D. Belcher, Scott H. Bice, Duke K. Bristow, Ph.D., J. Clayburn La Force, Jr., Ph.D., and Robert L. Toms, Sr. were elected as directors to Arena’s Board of Directors.  Derek T. Chalmers, Ph.D. decided to not stand for reelection to focus his attention on his new venture as the chief executive officer of a start-up biotechnology company. In addition, the stockholders ratified the appointment of Ernst & Young LLP as Arena's independent auditors for the fiscal year ending 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2004	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Jack Lief
Jack Lief
President & Chief Executive Officer